UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

BOLT BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39988	47-2804636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Chesapeake Drive
Redwood City, California		94063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 665-9295

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BOLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 - Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 23, 2026, Bolt Biotherapeutics, Inc., a Delaware corporation (the “Company” or “Bolt”), acquired Prana Therapies, Inc., a Delaware corporation (“Prana”), in accordance with the terms of the Agreement and Plan of Merger, dated October 23, 2026 (the “Merger Agreement”), by and among the Company, Prince Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Prince Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), and Prana. Pursuant to the Merger Agreement, First Merger Sub merged with and into Prana, pursuant to which Prana was the surviving corporation and became a wholly owned subsidiary of the Company (the “First Merger” and the time at which the First Merger becomes effective, the “First Effective Time”). Immediately following the First Merger, Prana merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, following the closing of the Merger (the “Closing”), the Company issued to the stockholders of Prana an aggregate of (i) 430,746 shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”), and (ii) 16,360.929 shares of Series D Non-Voting Convertible Preferred Stock, par value $0.00001 per share (the “Series D Preferred Stock”) (as described below), each share of which is convertible into 1,000 shares of Common Stock, subject to certain conditions described below.

Reference is made to the discussion of the Series D Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Shares of Common Stock held by holders thereof immediately prior to the First Effective Time remain outstanding and unaffected by the Merger. Immediately following the consummation of the Merger but prior to giving effect to the Financing (as defined below), assuming the conversion of shares of Series D Preferred Stock issued pursuant to the Merger Agreement into shares of Common Stock, pre-transaction equityholders of the Company hold approximately 11.8% of the issued and outstanding shares of Common Stock and former equityholders of Prana hold approximately 88.2% of the issued and outstanding shares of Common Stock, in each case, calculated on a fully diluted basis using the treasury stock method. Following the consummation of the Financing, assuming the conversion of the PIPE Securities (as defined below) and shares of Series D Preferred Stock issued pursuant to the Merger Agreement into shares of Common Stock, pre-transaction equityholders of the Company will hold approximately 6.9% of the issued and outstanding shares of Common Stock, former equityholders of Prana will hold approximately 51.7% of the issued and outstanding shares of Common Stock and the Investors (as defined below) will hold approximately 41.4% of the issued and outstanding shares of Common Stock, in each case, calculated on a fully diluted basis and, in the case of the Company and Prana, using the treasury stock method.

Pursuant to the terms of the Merger Agreement, each option to purchase Prana common stock was assumed by the Company and was converted into an option to purchase Common Stock.

Pursuant to the Merger Agreement and the Purchase Agreement (as defined below), the Company has agreed to hold one or more stockholders’ meeting(s) to submit the following matters to its stockholders for their consideration: (i) the approval, in accordance with certain of the rules of the Nasdaq Stock Market, LLC (“Nasdaq”), of the conversion of the Series D Preferred Stock issued pursuant to the Merger Agreement and the Purchase Agreement into shares of Common Stock (the “Preferred Stock Conversion Proposal”), (ii) the approval of the transactions contemplated by the Merger Agreement and the Purchase Agreement in accordance with applicable Nasdaq Listing Rules ((the “Nasdaq Proposals”), (iii) to the extent deemed necessary or advisable, an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock to a number mutually agreed upon by Prana and the Company (the “Charter Amendment Proposal” and, together with the Preferred Stock Conversion Proposal and the Nasdaq Proposals, the “Additional Company Stockholder Matters”), (iv) to the extent deemed necessary or advisable by the Company and/or Prana, an amendment to the Company’s certificate of incorporation to effectuate a reverse stock split of all outstanding shares of Common Stock at a reverse stock split ratio of 1:2 to 1:12 (or as otherwise mutually agreed by the Company and Prana) for the purpose of maintaining compliance with Nasdaq listing standards or as otherwise deemed advisable by Prana (the “Initial Company Stockholder Matters” and together with the Additional Company Stockholder Matters, the “Company Stockholder Matters”), (v) the approval of (A) an equity incentive plan which will provide for new awards for a number of shares of Common Stock, taking into account the advice and recommendations of an independent compensation consultant, and which will include an annual increase pursuant to an “evergreen” provision, taking into account the advice and recommendations of an independent compensation consultant, subject to approval by the board of directors of the Company (the “Board”) and (B) an employee stock purchase plan, with a total pool of shares of Common Stock, taking into account the advice and recommendations of an independent compensation consultant, and which will include an annual increase pursuant to an “evergreen” provision, taking into account the advice and recommendations of an independent compensation consultant, subject to approval by the Board (matters contemplated in items (i) to (v) collectively, the “Meeting Proposals”) and (vi) of such other changes or approvals as may be mutually agreed by the Company and Prana. In connection with these matters, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials.

Pursuant to the Merger Agreement, as promptly as practicable following the closing date of the Merger (the “Closing Date”) (and in any event within 75 days following the Closing Date), the Company has agreed to prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available) to register the resale the Common Stock issued pursuant to the Merger Agreement and the shares of Common Stock underlying the Series D Preferred Stock issued pursuant to the Merger Agreement.

The Board unanimously approved the Merger Agreement and the related transactions, and the consummation of the Merger did not require the approval of the Company stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Prana. The Merger Agreement contains representations, warranties and covenants that the Company and Prana made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between the Company and Prana and may be subject to important qualifications and limitations agreed to by the Company and Prana in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Prana, on the other hand, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, the Company and Prana entered into stockholder support agreements (the “Support Agreements”) with certain of the Company’s officers, directors and certain stockholders (solely in their capacity as stockholders), representing 8.4% of the pre-transaction shares of Common Stock outstanding. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Meeting Proposals at the Company stockholders’ meeting(s) to be held in connection therewith, subject to and in accordance with the terms of the Support Agreements.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit D to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain officers, directors and certain stockholders of Prana as of immediately prior to the Merger, and certain of the directors and officers of the Company as of immediately prior to the Merger entered into lock-up agreements with the Company and Prana, pursuant to which each such stockholder will be subject to a 180-day lockup on the sale or transfer of shares of Common Stock and Series D Preferred Stock held by each such stockholder at the Closing, including those shares received by Prana stockholders in the Merger (the “Lock-up Agreements”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement and Securities Purchase Agreement

On October 23, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”).

Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 13,995.311 shares of Series D Preferred Stock (the “Preferred Shares”), together with warrants (the “Warrants”) to purchase a number of additional shares of Series D Preferred Stock equal to 50% of the Preferred Shares purchased thereunder or Common Stock (as specified in the warrant) (the “Warrant Shares” and, together with the Preferred Shares and the Warrants, the “PIPE Securities”), for aggregate upfront gross proceeds of $120 million (collectively, the “Financing”). No separate consideration will be allocated to the Warrants. Each share of Series D Preferred Stock is convertible into 1,000 shares of Common Stock, subject to certain conditions described below. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series D Preferred Stock are set forth in the Certificate of Designation (as defined below).

The Warrants will become exercisable for cash to purchase shares of Common Stock upon the automatic conversion of the Series D Preferred Stock into Common Stock following receipt of the requisite stockholder approval (or for shares of Series D Preferred Stock under certain circumstances) , at the applicable exercise price specified therein, in each case subject to adjustment. The Warrants will expire on the earlier of (i) 30 days following the Company’s first public disclosure of top-line results from the first-in-human clinical data from its Program 2 Phase 1 (IL-31 bispecific), such disclosure to include at least two dosing cohorts from subjects administered subcutaneous single ascending doses (n = approximately 8 per group) with at least 8 weeks post-dose follow up, similar to Phase 1 data previously generated for PRA-216 and (ii) June 30, 2028. Assuming the Warrants are exercised in full for cash at the applicable exercise price, the Company would receive additional gross proceeds of approximately $60 million. There can be no assurance that any Warrants will be exercised.

The closing of the Financing is expected to occur on October 26, 2026 (the “Financing Closing Date”), subject to customary closing conditions set forth in the Purchase Agreement including the accuracy of representations and warranties, compliance with covenants and the delivery of customary closing deliverables.

The foregoing summaries of the Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the form of Purchase Agreement and the form of Warrant, respectively, which are filed as Exhibits 10.1 and 10.3, respectively, to this Current Report on Form 8-K.

Registration Rights Agreement

In connection with the closing of the Financing, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC within 75 calendar days following the Financing Closing Date covering the shares of Common Stock issuable upon conversion of the Preferred Shares and the shares of Common Stock issued or issuable in respect of the Warrants, as provided therein. The Company shall use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within five business days of the date the Company is notified by the SEC that the registration statement will not be reviewed (or within 60 calendar days if the SEC reviews the registration statement).

The Company has also agreed to, among other things, indemnify the Investors, each person who controls an Investor, and their respective directors, officers, members, partners, managers, employees, agents, representatives and advisors under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The Financing is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), promulgated thereunder, as a transaction by an issuer not involving a public offering, and Rule 506 of Regulation D. The Investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 1.02 - Termination of a Material Definitive Agreement.

Lease Agreement Termination

As previously disclosed, on October 1, 2026, the Company entered into a Second Amendment to Lease (the “Second Lease Amendment”) with HCP LS Redwood City LLC, as landlord. Pursuant to the Second Lease Amendment, the financing and strategic transaction described herein triggers termination of the agreement and payment of the $4.5 million termination payment.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On October 23, 2026, the Company completed its business combination with Prana. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 - Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The PIPE Securities (including the Warrants and shares of Common Stock (or for shares of Series D Preferred Stock under certain circumstances), in each case issuable upon exercise thereof) and shares of Series D Preferred Stock issued pursuant to the Merger

Agreement were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Investors represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the PIPE Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The PIPE Securities (including the Warrants and shares of Common Stock (or for shares of Series D Preferred Stock under certain circumstances), in each case issuable upon exercise thereof) and shares of Series D Preferred Stock issued pursuant to the Merger Agreement have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

In accordance with the Merger Agreement, on October 23, 2026, effective immediately after the First Effective Time, Dr. Sheila Gujrathi was appointed to the Board as a Class II director of the Board.

Sheila Gujrathi (Age 56) has served as founder and Chief Executive Officer of Prana Therapies since March 2023 and as founder and Executive Chair of the board of directors of Lila Biologics, Inc., a privately held biopharmaceutical company, since March 2023. Dr. Gujrathi has served as a member of the boards of directors of Processa Pharmaceuticals, Inc., a publicly held biopharmaceutical company, since July 2026, BlossomHill Therapeutics, Inc., a publicly held biopharmaceutical company, since May 2026, and Janux Therapeutics, Inc., a publicly held biopharmaceutical company, since March 2021. She has also served as Executive Chair of the board of directors of Generian Pharmaceuticals, Inc., a privately held biotechnology company, since May 2023. She previously served as Executive Chair of the board of directors of Ventyx Biosciences, Inc., a publicly held biopharmaceutical company, from May 2021 until its acquisition by Eli Lilly and Company in January 2026, chair of the board of directors of ADARx Pharmaceuticals, Inc., a privately held biopharmaceutical company, from June 2020 to January 2025, chair of the board of directors of ImmPACT Bio USA Inc., a privately held biotechnology company, from December 2021 until its acquisition by Lyell Immunopharma, Inc. in October 2024, a member of the board of directors of Turning Point Therapeutics, Inc. (acquired by Bristol-Myers Squibb Company in August 2022), a then-publicly held biopharmaceutical company, from November 2017 to March 2021, and chair of the board of directors of Turning Point from April 2019 to March 2021. Dr. Gujrathi previously served as a member of the board of directors of Five Prime Therapeutics, Inc. (acquired by Amgen, Inc. in April 2021) from December 2015 to June 2019 and as a member of the board of directors of Ambrx, Inc., a then-publicly held biopharmaceutical company, from February 2014 until its acquisition by Johnson & Johnson in June 2015. Dr. Gujrathi is a Co-Founder of Gossamer Bio, Inc., a publicly held biopharmaceutical company, and served as its President and Chief Executive Officer from July 2018 to November 2020 and as its President and Chief Operating Officer from October 2015 to June 2018 and as a member of its board of directors from October 2015 to November 2020. Previously, Dr. Gujrathi was the Chief Medical Officer of Receptos, Inc., a then-publicly held biopharmaceutical company, a position she held from June 2011 until its acquisition by Celgene Corporation in August 2015. Previously, Dr. Gujrathi worked at Bristol-Myers Squibb Company, where she served as Vice President of the Global Clinical Research Group in Immunology from August 2008 to June 2011. Previously, Dr. Gujrathi worked at Genentech, Inc., where she held roles of increasing responsibility in the Immunology, Tissue Growth and Repair clinical development group from October 2002 to July 2008. From 1999 until 2002, Dr. Gujrathi was a management consultant at McKinsey & Company in the healthcare practice, where she provided strategic advice on a variety of projects in the healthcare and pharmaceutical industry. Dr. Gujrathi received her B.S. in biomedical engineering and M.D. from Northwestern University. Dr. Gujrathi completed her internal medicine internship and residency at Brigham and Women’s Hospital, Harvard Medical School and is board certified in internal medicine. Dr. Gujrathi received additional training at the University of California, San Francisco and Stanford University in their Allergy and Immunology Fellowship Program.

We believe that Dr. Gujrathi is qualified to serve on our board of directors based on her extensive service as a director of multiple biotechnology companies, and her experience as an officer in multiple public biotechnology companies.

Except as described in the Merger Agreement, there are no arrangements or understandings between Dr. Gujrathi and any other person pursuant to which he was appointed as a director of the Company. Dr. Gujrathi is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreements

In connection with Dr. Gujrathi’s appointment as director, Dr. Gujrathi will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.7 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 12, 2026.

Executive Officers

In accordance with the Merger Agreement, on October 23, 2026, effective immediately after the First Effective Time, Dr. Sheila Gujrathi was appointed as the Chief Strategy Officer of the Company.

We believe that Dr. Gujrathi is qualified to serve as Chief Strategy Officer based on her leadership as Prana’s Chief Executive Officer and her extensive experience as a leader in the biopharmaceutical industry, including as a board member of multiple biotechnology and biopharmaceutical companies.

Dr. Gujrathi has no family relationships with any of the executive officers or directors of the Company. Except as otherwise described in the Merger Agreement, there are no arrangements or understandings between Dr. Gujrathi and any other person pursuant to which he was appointed as an executive officer of the Company. Dr. Gujrathi is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2026, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock (the “Certificate of Designation”) in connection with the Merger and the Financing referenced in Item 1.01 above. The Certificate of Designation provides for the creation of the Company’s Series D Preferred Stock.

Holders of Series D Preferred Stock are entitled to receive dividends on shares of Series D Preferred Stock equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise provided in the Certificate of Designation or as otherwise required by the General Corporation Law of the State of Delaware, the Series D Preferred Stock shall have no voting rights. However, as long as any shares of Series D Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series D Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the certificate of incorporation or amended and restated bylaws of the Company, or file any certificate of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock of the Company, in each case, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series D Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to the certificate of incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) increase or decrease (other than as a result of conversion, cancellation or retirement in accordance with the Certificate of Designation) the number of authorized shares of Series D Preferred Stock, (iii) prior to the Automatic Conversion (as defined in the Certificate of Designation) either consummate: (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the Company with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Company or surviving corporation or the parent entity of the Company or surviving corporation immediately after such transaction or in which the Company or the surviving company issues securities in such transaction that represent or are convertible into securities representing more than a majority of the voting power of the Company immediately before such transaction, (iv) prior to the Automatic Conversion, authorize or issue any class or series of stock that has powers, preferences or rights that are senior to those of the Series D Preferred Stock, (v) amend, waive or modify the Merger Agreement in any manner that would be reasonably likely to prevent, impede or materially delay stockholder approval of the Company Stockholder Matters or the Automatic Conversion or (vi) enter into any agreement with respect to any of the foregoing. Holders of shares of Common Stock acquired upon the conversion of shares of Series D Preferred Stock shall be entitled to the same voting rights as each other holder of Common Stock, except that such holders may not vote such shares upon the proposal for the Preferred Stock Conversion Proposal and, as applicable, the Nasdaq Proposals, in accordance with Rule 5635 of the listing rules of Nasdaq.

Following stockholder approval of the Company Stockholder Matters, each share of Series D Preferred Stock will automatically convert into 1,000 shares of Common Stock, subject to certain limitations, including that a holder of Series D Preferred Stock is prohibited from converting shares of Series D Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.99% and 19.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion, provided that following approval of the Company Stockholder Matters, such beneficial ownership blockers may be waived by each holder of Series D Preferred Stock upon written notice to the Company to be effective on the 61st day following receipt of such notice.

If at any time after the earlier of (i) approval of the Company Stockholder Matters or (ii) nine (9) months after the initial issuance of the Series D Preferred Stock, the Company fails to deliver to the holder of the Series D Preferred Stock shares of Common Stock underlying such shares Series D Preferred Stock, then (other than in certain circumstances set forth in the Certificate of Designation), the Company will pay, at the request of such holder, an amount of cash by wire transfer of immediately available funds equal to the Fair Value (as defined in the Certificate of Designation) of such undelivered shares.

The foregoing description of the Series D Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure.

On October 23, 2026, the Company issued a press release related to the Merger and the Financing, and made available Prana’s investor presentation to be used in general corporate communications and investor communications. A copy of the press release and presentation is furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 and the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 8.01 – Other Events.

BDC-4182 Phase 1 Clinical Trial Results

The Company is evaluating BDC-4182, a claudin 18.2-targeting immune-stimulating antibody conjugate, in a Phase 1 dose-escalation study in patients with previously treated metastatic gastric or gastroesophageal cancer. As of October 1, 2026, BDC-4182 has been administered with step-up dosing to 25 subjects across 4 dose levels (0.4, 0.75, 2, or 4 mg/kg) administered every 2 or 4 weeks. BDC-4182 was tolerated with mostly Grade 1/2 immune-related adverse events. No dose-limiting toxicities were observed, and a maximum tolerated dose was not reached. BDC-4182 demonstrated pharmacodynamic effects indicative of myeloid and T cell activation across all dose levels. The disease control rate (“DCR”) during dose escalation in patients administered BDC-4182 every 2 weeks with step-up dosing was 53%, with 8 of 15 evaluable patients exhibiting stable disease as their best overall response. The DCR for the final two cohorts (n=9) exploring dosing every 4 weeks is not yet available. The Company does not expect to give any additional updates on the study.

Forward Looking Statements

Certain statements contained in this Form 8-K may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “designed to,” “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue,” “ongoing” or similar expressions, or the negative of such words, are intended to identify “forward-looking statements.” These forward-looking statements include, but are not limited to, statements regarding the Company, Prana, the Financing and the Merger, including the closing of the Financing, if any, and the expected effects, perceived benefits or opportunities and related timing with respect thereto; the Company's plans to hold stockholder meeting(s) to seek approval of the Company Stockholder Matters and to file a proxy statement and other relevant materials with the SEC in connection therewith; the anticipated automatic conversion of the Series D Preferred Stock into Common Stock upon receipt of the requisite stockholder approval; the Company's plans to file a registration statement on Form S-3 (or other applicable form) to register the resale of certain shares of Common Stock and the anticipated timing of the filing and effectiveness thereof; expectations regarding or plans for the combined company’s pipeline, including its ongoing clinical trials and research and development programs; and expectations regarding the use of proceeds from the Financing and cash runway expectations therefrom, including such proceeds funding the combined company through key clinical milestones. The Company has based these forward-looking statements on its current expectations and projections about future events. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to these differences include those above in this Form 8-K and in the Company’s other filings with the SEC. Statements made herein are as of the date of the filing of this Form 8-K with the SEC and should not be relied upon as of any subsequent date. Unless otherwise required by applicable law, the Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of business acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to include such financial statements by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to include such pro forma financial information by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated October 23, 2026, by and among Bolt Biotherapeutics, Inc., Prince Merger Sub I, Inc., Prince Merger Sub II, LLC, and Prana Therapies, Inc.

3.1	Certificate of Designation of Series D Non-Voting Convertible Preferred Stock

10.1*	Form of Securities Purchase Agreement, dated as of October 23, 2026, by and among Bolt Biotherapeutics, Inc. and each investor listed on Exhibit A thereto

10.2	Form of Registration Rights Agreement, by and among Bolt Biotherapeutics, Inc. and certain investors signatory thereto

10.3	Form of Warrant to Purchase Preferred Stock or Common Stock

99.1	Press Release issued on October 23, 2026

99.2	Investor Presentation, dated October 23, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bolt Biotherapeutics, Inc.

Date:	October 23, 2026	By:	/s/ William P. Quinn
William P. Quinn President, Chief Executive Officer and Chief Financial Officer